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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-76455, 33-50528, 333-20843, 333-32425, 333-35842, 333-86973 and
333-74770) and Form S-3 (Nos. 333-61796 and 333-87160) of EMS Technologies, Inc.
of our report dated February 6, 2004 with respect to the consolidated financial statements of EMS Technologies Canada, Ltd. incorporated by reference in this Annual Report (Form 10-K) of EMS Technologies, Inc. for the year ended December 31, 2003.


March 28, 2005                         Ernst & Young LLP
Ottawa, Canada                         Chartered Accountants